UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2008 (March 13, 2008)

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 North Shore Drive, Pittsburgh, Pennsylvania 15212

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 18, 2008, Equitable Resources, Inc. (the “Company”) completed a public offering of $500,000,000 in aggregate principal amount of its 6.50% Senior Notes due 2018 (the “Senior Notes”).  The Senior Notes were offered by the Company pursuant to its Automatic Shelf Registration Statement on Form S-3ASR (File No. 333-148154) and the Prospectus included therein, filed with the Securities and Exchange Commission on December 19, 2007 and supplemented by the Prospectus Supplement dated March 13, 2008.  The Company intends to apply the net proceeds from the sale to repay short-term indebtedness.

The Company entered into an Underwriting Agreement, dated March 13, 2008 (the “Underwriting Agreement”), among the Company and Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the underwriters named therein (together, the “Underwriters”), in connection with the issuance and sale by the Company of the Senior Notes.  Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase the Senior Notes for resale to the public.  The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Senior Notes were issued under an Indenture dated as of March 18, 2008 (as supplemented, the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated as of March 18, 2008 (the “First Supplemental Indenture”), between the Company and the Trustee.  The Company sold the Senior Notes to the Underwriters at an issue price of 98.671% of the principal amount thereof, and the Underwriters offered the Senior Notes to the public at a price of 99.321% of the principal amount thereof.  Interest is payable on the Senior Notes on April 1 and October 1 of each year, commencing on October 1, 2008.  The Company may issue additional debt from time to time pursuant to the Indenture.  The Indenture governing the Senior Notes contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets.

The foregoing description of the Underwriting Agreement, the Indenture and the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.1, 4.1, and 4.2 hereto, respectively, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement dated March 13, 2008 among Equitable Resources, Inc. and Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the underwriters named therein.

4.1	Indenture dated as of March 18, 2008 between Equitable Resources, Inc. and The Bank of New York, as Trustee.

4.2

First Supplemental Indenture (including the form of senior note) dated as of March 18, 2008 between Equitable Resources, Inc. and The Bank of New York, as Trustee, pursuant to which the 6.50% Senior Notes due 2018 were issued.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.

Dated: March 18, 2008	By:	/s/ Philip P. Conti
		Name:	Philip P. Conti
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement dated March 13, 2008 among Equitable Resources, Inc. and Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the underwriters named therein.

4.1	Indenture dated as of March 18, 2008 between Equitable Resources, Inc. and The Bank of New York, as Trustee.

4.2

First Supplemental Indenture (including the form of senior note) dated as of March 18, 2008 between Equitable Resources, Inc. and The Bank of New York, as Trustee, pursuant to which the 6.50% Senior Notes due 2018 were issued.